                                                                    Exhibit 11.1





                        COMPUTATION OF EARNINGS PER SHARE



                                                             March 31,         March 31,
                                                               1995              1996
                                                            ----------        -----------
Net income (loss)                                           $1,630,702        $  (742,788)
                                                            ==========        ===========
Weighted average shares outstanding                          6,093,350          7,161,298
Number of shares calculated using the treasury stock
   method in accordance with APB15                             644,659            607,051
                                                            ----------        -----------
Total weighted average shares outstanding                    6,738,009          7,768,349
                                                            ==========        ===========
EARNINGS PER SHARE (LOSS)                                   $     0.24        $     (0.10)
                                                            ==========        ===========